UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, at December 31, 2008, Freddie Mac's (formally the Federal Home Loan Mortgage Corporation) liabilities exceeded its assets under generally accepted accounting principles by $(30.6) billion, and stockholders’ equity (deficit) totaled $(30.7) billion. On March 31, 2009, pursuant to a request by the Director of the Federal Housing Finance Agency, the U.S. Department of the Treasury (Treasury) provided $30.8 billion in immediately available funds to Freddie Mac in accordance with the terms of the Senior Preferred Stock Purchase Agreement between Freddie Mac and Treasury, in order to address the $30.7 billion deficit in stockholders' equity that existed at December 31, 2008. As a result of this draw, the aggregate liquidation preference of the senior preferred stock has increased from $14.8 billion to $45.6 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

April 1, 2009	By:	John R. Dye

Name: John R. Dye
Title: Senior Vice President, Principal Deputy General Counsel - Corporate Affairs